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                                                               EXHIBIT (11)(b)

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the use in this Post-Effective Amendment No. 70 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of Eaton Vance Greater China Growth Fund of our report dated October 10, 1997, relating to Eaton Vance Greater China Growth Fund (formerly EV Marathon Greater China Growth Fund), and of our report dated October 10, 1997, relating to Greater China Growth Portfolio, which reports are included in the Annual Report to Shareholders for the year ended August 31, 1997 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                            /s/ DELOITTE & TOUCHE LLP
                                                -----------------------------
                                                DELOITTE & TOUCHE LLP
December 17, 1997
Boston, Massachusetts